Exhibit 99.1

Enertopia Corporation Provides Li Project and Company Update

Kelowna, British Columbia--(Newsfile Corp. - November 4, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is very pleased to provide the following update.

The Company has received the BLM report on our drill location reclamation program, from our June 2022 drilling program, that verified Li claystone was widespread and open in all directions from our 10-hole drill program located on our 1,760 acre West Tonopah project located in, Esmeralda County, NV. Now that we know the area of disturbance remaining under our NOI (Notice of Intent), we are starting the planning process for our next proposed drill program in 2023. We are also discussing other project options that could impact when we submit our NOI to the BLM. We will update shareholders as soon as we can once these developments have been finalized.

We are excited by the IRA (Inflation Reduction Act) & the recent grants, and are reviewing what our options could be down the road with respect to moving the West Tonopah project forward. As investors in the Lithium sector know, the tailwinds have never been stronger as the industry growth rates in world EV sales continue to outstrip the ability of mining companies to supply battery grade Lithium for the EV and off-grid storage industries.

Non-Provisional patent Update:

On November 3, 2022, we received confirmation of our 4th non-Provisional patent on our technology side of the Company in 2022 being filed. This non-provisional patent was for the "Energy Management System". We have been able to test our system in 3rd party applications and thus far the response has been extremely positive.

Work on our other three non-provisional patents continues, with the timing of the proto-type build out being slower than expected due to the location and fabrication of key components taking longer.

"The Enertopia team of consultants look forward to moving forward on all corporate fronts as Enertopia has the internal finances to move our WT Li project and our growing list of clean energy pending patents and prototype units to the next level of advancement." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

About Enertopia

Enertopia is focused on building shareholder value through a combination of our Nevada Lithium claims and intellectual property & pending patents in the green technology space.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the West Tonopah project will ultimately have a drill defined resource and if so that that resource will be economic. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTCQB has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.